CONSTRUCTION PROMISSORY NOTE

$1,000,000                                          Wake County, North Carolina
                                                                   May 20, 2002


         FOR VALUE RECEIVED, DCF I, LLC, a North Carolina limited liability company, with offices located at 14 Consultant Place, Suite 250, Durham, North Carolina 27707 (the "Borrower") promises to pay to the order of MERISEL PROPERTIES, INC., a Delaware corporation, with offices located at 200 Continental Boulevard, El Sequndo, California 90245-0984 (the "Lender") or such other place as Lender may designate in writing, the principal sum of up to One Million Dollars ($1,000,000), or so much thereof as may be advanced under the terms and conditions of the Construction Loan Agreement (the "Loan Agreement") of even date herewith by and between Borrower and Lender, the terms of which are hereby incorporated herein by reference, together with interest on the unpaid principal balance from the date hereof, until paid, at the rate(s) of interest per annum and on the terms and conditions set forth below. All definitions for capitalized words contained in the Loan Agreement shall have the same meaning when capitalized herein unless otherwise defined.

1.  INTEREST

         a. The unpaid principal balance under this Note will bear interest at a variable rate equal to the "prime rate" plus two and twenty-five hundredths percent (2.25%) per annum, until paid or until default, such interest payable in lawful money of the United States of America, at the address of Lender set forth above, or at such place as the legal holder hereof may designate in writing. The "prime rate" shall be that interest rate which is identified as the "prime rate" in the money rates column of the Wall Street Journal as the same may change from time-to-time.

         b. Interest hereunder shall be computed on the basis of a 365-day year for the actual number of days elapsed in the interest period.

2.  PAYMENT TERMS

         a. Accrued interest only on the amount advanced shall be paid on the first day of the month following the date on which funds are advanced and on the first day of each and every month thereafter. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on May 20, 2004.

         b. This Note may be prepaid in whole or in part at any time without any fee.

3.  COLLATERAL

         The collateral specified in the Loan Agreement is given to secure repayment of any present or future obligation relating to this Note and the advances made hereunder.
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4.  LATE FEE/DEFAULT RATE

         The undersigned promises to pay to Lender, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. In addition, if payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or under the terms of the other Loan Documents by and between the Lender and the Borrower, then the remaining principal amount and accrued but unpaid interest hereunder shall bear interest at a rate equal to the "prime rate" plus four percent (4%) per annum ("Default Rate") beginning thirty
(30) days from the date of such acceleration and continuing until such principal and interest have been paid in full.

5.  DEFAULT

         a. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above or in the event that any Event of Default (as defined in the Loan Agreement) shall occur under the Loan Agreement then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. In addition, upon an Event of Default, the balance due hereunder may be charged against any obligation of Lender to any party, including any endorsers, sureties, or guarantors to this instrument as provided in the Loan Agreement or otherwise permitted by law. No delay or omission on the part of the Lender or other holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         b. If this Note is placed with an attorney for collection, the Borrower agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees.

6.  MAXIMUM LEGAL RATE

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Legal Rate"). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument -now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, Lender shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrower and Lender with respect to the indebtedness evidenced hereby.

7.  GENERAL

         a. Each party waives presentment, demand, protest and notice of dishonor, waives any rights which they may have to require Lender to proceed against any other person or property, agrees that without notice to any party and without affecting any party's liability, Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any party or permit the renewal, amendment or modification of this Note, the Loan Agreement or security instrument(s), or permit the substitution, exchange or release of any security for this Note and may add or release any party primarily or secondarily liable, and agrees that Lender may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Lender, as Lender may elect from time to time.

         b. All parties hereto acknowledge and represent that they have relied upon their own due diligence in making their own independent evaluations of the purposes for which the proceeds of this Note will be used and the business affairs and financial condition of all parties hereto, and they will continue to be responsible for making their own appraisals of such matters. The parties hereto have not relied upon and will not hereafter rely upon Lender for such information for such appraisal or other assessment or review and, further, will not rely upon any such information which may now or hereafter be prepared by Lender for any appraisals regarding the purposes for which the proceeds of this Note will be used or the parties hereto.

         c. At maturity of this Note, or upon default, Lender is authorized and empowered to apply to the payment hereof, any and all money deposited in Lender in the name of or to the credit of each party, without advance notice, and is authorized to offset any obligation of Lender to any party to the payment hereof.

         d.       This loan is also be supported by a separate Guaranty
Agreement.

         e. All rights and obligations hereunder shall be governed by the laws of the State of North Carolina.

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         IN WITNESS WHEREOF, Borrower has caused this Note to be signed under seal in its name by its duly authorized manager, as of the day and year first above written.

                             DCF I, LLC
                             a North Carolina limited liability company (SEAL)

                             By: /s/Anthony Dilweg                      (SEAL)
                                 --------------------------------------
                                 Anthony Dilweg, Manager

STATE OF NORTH CAROLINA

COUNTY OF _________________

         I, _____________________, a Notary Public of the County and State aforesaid, do hereby certify that Anthony Dilweg personally came before me this day and acknowledged that he is the Manager of DCF I, LLC, a limited liability company organized under the laws of the State of North Carolina, and that by authority given and as the act of said company, the foregoing instrument was signed in its name by him.

         Witness my hand and official stamp or seal, this the ______ day of __________, 2002.



                           _______________________________________
                           Notary Public


My Commission Expires:   ________________

         (SEAL)




[Signature Page of Construction Promissory Note]